UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 4, 2016

Eastside Distilling, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54959	20-3937596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1805 SE Martin Luther King Jr Blvd.	97214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

See Item 3.02 below

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On April 4, 2016, we conducted an initial closing for 880 units (“Units”) to 12 accredited investors at a price of $1,000 per Unit for an aggregate purchase price of $880,000, of which (i) 407 Units were purchased for cash (ii) 423 Units were purchased by certain of our officers in consideration of $423,000 accrued and unpaid salary and (iii) 50 Units were purchased in consideration of cancellation of outstanding indebtedness.. Each Unit consists of (i) 1 share of our Series A Convertible Preferred Stock (“Series A Preferred”) convertible into shares of our common stock, $0.0001 par value per share (“Common Stock”) at a rate of $0.15 per share (the “Conversion Shares”), and (ii) one Warrant (the “Warrants”), exercisable for 3-years, to purchase six thousand six hundred sixty six (6,666) shares of Common Stock at an exercise price of $0.18 per whole share (the “Warrant Shares”).

We received gross proceeds of $407,000 from the sale of the 407 Units for cash. We used $28,560 of these proceeds as payment for non-exclusive placement agent fees to FINRA registered broker-dealers.   In addition, approximately $25,000 was used to repay outstanding indebtedness under 5% promissory notes.  The remaining proceeds will used for working capital and general corporate purposes and to fund growth opportunities. The issuance and sale of the shares of Series A Preferred, the Warrants, the Warrant Shares and the Conversion Shares (collectively, the “Securities”) have not been registered under the Securities Act of 1933, as amended and the Securities have been sold and will be issued in reliance on exemptions from the registration requirements of the Securities Act afforded by Rule 506 of Regulation D thereunder based on the following facts: each of the purchasers has represented that it is an accredited investor as defined in Regulation D and that it is acquiring the securities for its own account and not with a view to or for distributing or reselling the Securities and that it has sufficient investment experience to evaluate the risks of the investment; the Company used no advertising or general solicitation in connection with the issuance and sale of the Securities; and the securities will be issued as restricted securities with a legend stating the shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and the sale of the shares under the Securities Act. In addition, we issued 5-year warrants to purchase 71,400 shares of common stock with an exercise price of $0.15 to broker-dealers in connection with the initial closing of this private placement.

Steven Earles, our president and chief executive officer, purchased 185 Units in the Offering in consideration of $185,000 in accrued and unpaid salary. Steven Shum our chief financial officer purchased 97 Units in the Offering in consideration of $97,000 in accrued and unpaid salary. Martin Kunkel our chief marketing officer and secretary purchased 58 Units in the Offering in consideration of $58,000 in accrued and unpaid salary. Carrie Earles our chief branding officer and wife of Steven Earles purchased 83 Units in the Offering in consideration of $83,000 in accrued and unpaid salary.

The Warrants are subject to the terms and conditions of the form of Warrant attached hereto as Exhibit 4.1 and incorporated by reference herein.  The terms of the private placement are more fully set forth in the form of Subscription Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

None of the Securities may be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy any such Securities.

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Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

4.1	Form of Warrant
10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTSIDE DISTILLING, INC.

(Registrant)

Date: April 4, 2016	By:	/s/ Steven Earles
Steven Earles
President and Chief Executive Officer

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